EXHIBIT 99.2

                       HOOTERS CHAIRMAN, ROBERT H. BROOKS,
                        TO JOIN RCG'S BOARD OF DIRECTORS

      RCG RECEIVES $1 MILLION STRATEGIC INVESTMENT LED BY ROBERT H. BROOKS

CHARLOTTE, NC - April 21, 2004 - RCG COMPANIES INCORPORATED (AMEX: RCG), announced today that Robert H. Brooks, Chairman of Hooters of America, Inc., Hooters Air and Pace Airlines, has accepted an appointment to RCG's Board of Directors. The appointment will bring the number of Board members to seven.

In addition, RCG announced it has received a $1 million strategic investment led by Hooters of America, Inc., an entity in which Mr. Brooks has a substantial ownership interest. A prominent operator of golf course and resort properties in the Myrtle Beach, SC area also participated in the investment through Creel Land Co., LLC.

Considered by many to be an icon in the food-service business, Mr. Brooks, 66, is the Chairman and majority shareholder of privately held Hooters of America, Inc., which has locations throughout the United States and the world, and revenues approaching $1 billion annually. Mr. Brooks is also Chairman and owns a majority ownership interest in both Hooters Air, a group tour operator, and Pace Airlines, Inc., a charter airline. He has also gotten involved in a variety of other ventures with the Hooters name, including the NGA Hooters Tour, a professional golf tour, and the USAR Hooters Pro Cup Stock Car Racing Series. Mr. Brooks is also the founder of Naturally Fresh, Inc., which distributes food products in all 50 states.

Under the terms of the investment, RCG issued 1,250,000 restricted shares of Common Stock and a warrant to purchase 1,250,000 restricted shares of Common Stock at an exercise price of $2.44 per share in exchange for $1,000,000 in cash and a waiver of the requirement of delivery of a letter of credit in the amount of $1,000,000 to Pace Airlines. RCG's wholly owned travel services subsidiary, Vacation Express(TM), currently charters six aircraft from Pace Airlines.

Commenting on the appointment, Mr. Brooks stated, "It is with great enthusiasm that I take on both the role of Director of RCG and as well as that of a strategic investor in the Company. RCG appears to be uniquely positioned within the leisure travel and tour industry. I look forward to assisting Mike Pruitt and working with the entire RCG management team and its Board."

Michael D. Pruitt, CEO of RCG Companies, commented, "I welcome Mr. Brooks to the RCG Board with an enormous amount of pride and anticipation. He is recognized as one of the great entrepreneurs and business executives in the United States. He brings to RCG a wealth of leadership experience and an extensive network of business relationships and contacts. He has demonstrated the ability to successfully operate significant travel and service companies. I expect that his insight, experience and business prowess will be invaluable to RCG as we execute our business plans and strategies."

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.

Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its network due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with restructuring certain operational and financial policies, procedures, and contracts of Vacation Express(TM) and SunTrips(TM). Additionally, Forward looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements. .


ABOUT RCG COMPANIES INCORPORATED

RCG Companies Incorporated (http://www.rcgcompanies.com) is focused on delivering to its shareholders rapidly growing, relatively low-risk revenues, along with increasing earnings per share. The majority of RCG's revenues are currently derived from its wholly owned travel service organization, Flightserv, Inc., which delivers leisure and vacation travel packages under the SunTripsTM and Vacation ExpressTM brands, together making Flightserv one of the largest leisure travel tour operators in the United States. RCG is also involved in the technology services sector, through its wholly owned software and information technology services segment, Logisoft Corp.


COMPANY CONTACT:                            INVESTOR CONTACT:

Andrew Lauman                               Robert B. Prag, President

RCG Companies Incorporated                  The Del Mar Consulting Group, Inc.

(704) 366-5054                              (858) 794-9500

adl@rcgcompanies.com                        bprag@delmarconsulting.com